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                                    EXHIBIT 5

                                  INA P. KAGEL
                                 ATTORNEY AT LAW
                       1801 CENTURY PARK EAST, 25TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                           TELEPHONE: ( 310) 553-9009
                            FACSIMILE: (310) 553-9693



                                November 21, 2000




Chancellor Group, Inc.
1800 E. Sahara Boulevard
Suite 107
Las Vegas, Nevada 89104

Re: REGISTRATION STATEMENT ON FORM S-8 COVERING COMMON STOCK TO BE ISSUED PURSUANT TO THE 2000 STOCK AWARD PLAN

Gentlemen:

     As counsel for Chancellor Group, Inc. (the "Company") I have participated in the preparation of the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 2,000,000 of the Company's Common Shares (the "Shares") to be issued pursuant to the Company's 2000 Stock Award Plan (the "Plan"). I have also examined the proceedings taken and the instruments executed in connection with the approval by the Board of Directors of the Plan.

     It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/S/ Ina P. Kagel
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    INA P. KAGEL